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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 7, 2007


                         Global Aircraft Solutions, Inc.
                         -------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Nevada                     000-28575                  84-1108499
         ------                     ---------                  ----------
       (State of                (Commission File             (IRS Employer
     Incorporation)                  Number)               Identification No.)

                         P.O. Box 23009 Tucson, AZ 85734
                         -------------------------------
                    (Address of principal executive offices)

                                 (520) 294-3481
                                 --------------
              (Registrant's telephone number, including area code)


                        --------------------------------
          (Former Name or Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

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ITEM 1.01. Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.


ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 1, 2007, Global Aircraft Solutions, Inc ("Global"), Hamilton Aerospace Technologies, Inc. ("HAT"), a wholly owned subsidiary of Global Aircraft Solutions, Inc. and World Jet Corporation, ("WJ") a wholly owned subsidiary of Global Aircraft Solutions, Inc. (collectively the "Company") closed on a ninety (90) day extension of line of credit under Global's existing credit facility ("Credit Facility") with its senior lender ("Extension"). The existing credit facility which consists of (i) a $5 million line of credit ("Line of Credit") (ii) a Guidance Line of Credit in the amount of $7 million ("Guidance Credit") solely for the acquisition of aircraft and (iii) Letter of Credit Facilities in combined amounts not to exceed $200,000.00 ("Letter of Credit Facilities") were scheduled to naturally expire on October 31, 2007. The Company and it's senior lender reached an agreement to extend the Line of Credit and Letter of Credit Facilities for ninety (90) days beginning November 1, 2007 through January 31, 2008 ("Extension Period"), however, the Guidance Credit (which was never utilized) has expired. The Line of Credit was modified from $5 million to $4,872,000.00 less any amounts of all Letter of Credit Facilities outstanding or which the Company's senior lender is obligated to provide. As of the current date, there are no outstanding Letters of Credit or obligations to provide the same which will impact the availability of the Line of Credit. The interest rate on the Line of Credit during the Extension Period was increased from 3% per annum to 5% per annum in excess of the applicable LIBOR rate. The Line of Credit remains secured by a first priority lien on all of Global's, HAT's and WJ's personal property. The term of the Extension Period shall expire on January 31, 2008 and the entire outstanding principal balance, all accrued and unpaid interest, and all other sums due and payable under the Line of Credit shall be due on the January 31, 2008 expiration date.

In addition to the Extension of the Line of Credit and Letter of Credit Facilities, the senior lender has agreed to waive any and all existing defaults which may have occurred under the Credit Facility with respect to the ratios through September 30, 2007 and margin defaults through October 31, 2007; provided any amounts drawn under the Line of Credit do not exceed the borrowing base by $1.5 million through October 31, 2007.

The Borrowers paid total fees and expenses of approximately $50,000.00 in connection with the Extension of the Line of Credit and Letter of Credit Facility.

The material terms of the loan/credit facility are qualified in their entirety by the terms of the Loan Agreement, Promissory Note, Security Agreement, and Guaranty filed as Exhibits 99.1 through 99.4 of the Form 8-K filed on February 8, 2005. The material terms of the loan are qualified in their entirety by the terms of the Loan Agreement and Promissory Note filed as Exhibits 99.1 and 99.2 of the Form 8-K filed on July 14, 2005. The material terms of the first modification to the loan are qualified in their entirety by the terms of the First Modification to Loan Agreement filed as Exhibit 99.2 of Form 8-K filed December 14, 2005. The material terms of the first modification to the loan are qualified in their entirety by the terms of the First Modification to Loan Agreement filed as Exhibit 99.2 of Form 8-K/A filed January 30, 2006.The material terms of the Extension are qualified in their entirety by the terms of the Extension and the attached Exhibit 10.1 filed herewith.


ITEM 9.01 Financial Statements and Exhibits.

(c)  Exhibits

          Exhibit No.                     Document
          -----------                     --------

          10.1 Form of Extension of Loan Agreement among Global Aircraft Solutions, Inc., Hamilton Aerospace Technologies, Inc., and World Jet Corporation as Borrowers, and senior lender of Company.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: November 7, 2007                     Global Aircraft Solutions, Inc.
                                           (Registrant)


                                           By: /s/ John Sawyer
                                           ------------------------------------
                                           Name:   John Sawyer
                                           Title:  President